Exhibit 95

Mine Safety Disclosure
Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires domestic mine operators to disclose violations and orders issued under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) by the federal Mine Safety and Health Administration (“MSHA”). Under the Mine Act, an independent contractor, such as Jacobs, that performs services or construction of a mine is included within the definition of a mining operator. We do not act as the owner of any mines. Due to timing and other factors, the data may not agree with the mine data retrieval system maintained by MSHA.
The following table provides information for the quarter ended June 27, 2014.

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of Last Day of Period (#)
Mine ID: 02-00024 1PL	4	—	1	—	—	$8,580		No	No	54		66
Mine ID: 02-00144 1PL						$—		No	No
Mine ID: 02-03131 1PL						$—		No	No
Mine ID: 02-00137 1PL						$—		No	No	1	1
Mine ID: 02-00150 1PL						$—		No	No
Mine ID: 26-01962 1PL						$—		No	No	3		3
Mine ID: 29-00159 1PL						$117		No	No	2	1	1
Mine ID: 29-00762 1PL						$—		No	No
Mine ID: 04-00743 Y713						$—		No	No
Totals	4	—	1	—	—	$8,697	—	No	No	60	2	70

Notes:
(1) Jacobs intends to contest the 1 "S&S" citation assessed this quarter at Mine ID 02-00024.

(2) The 60 litigation actions initiated in this reporting period pertain to citations assessed during multiple previous reporting periods. Jacobs is contesting the citations and anticipates a number of these citations will be vacated or their monetary penalties reduced and "S&S" designations, if any, removed.